UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 5, 2013, Williams Partners L.P. (the “Partnership”) entered into a Common Unit Purchase Agreement with The Williams Companies, Inc. (“Williams”) providing for the issuance and sale to Williams (the “Private Placement”) of 3,000,000 common units representing limited partner interests in the Partnership in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The common units will be sold for an aggregate purchase price of approximately $143.0 million. The Private Placement is expected to close on March 8, 2013.

Item 7.01. Regulation FD Disclosure.

On March 4, 2013, the Partnership issued a press release announcing the Private Placement and the Public Offering (as defined below) and on March 5, 2013, the Partnership issued a press release announcing that it had priced the Private Placement and the Public Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 8.01. Other Events.

On March 5, 2013, the Partnership and Williams Partners GP LLC, the general partner of the Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Deutsche Bank Securities Inc., Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto, with respect to the issuance and sale in an underwritten public offering (the “Public Offering”) by the Partnership of 11,250,000 common units representing limited partner interests in the Partnership at a price to the public of $49.14 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the underwriters a 30-day option to purchase up to an additional 1,687,500 common units if the underwriters sell more than 11,250,000 common units in the Public Offering. The Underwriting Agreement is filed as Exhibit 1.1 to this report.

The Public Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-179471) of the Partnership (the “Registration Statement”), and the prospectus supplement dated March 5, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on March 6, 2013. The Public Offering is expected to close on March 8, 2013. Certain legal opinions related to the Registration Statement are also filed herewith as Exhibits 5.1 and 8.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2013, by and among Williams Partners L.P., Williams Partners GP LLC, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Deutsche Bank Securities Inc., Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

99.1	Press release dated March 4, 2013.

99.2	Press release dated March 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Sarah C. Miller
Sarah C. Miller
Secretary

DATED: March 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2013, by and among Williams Partners L.P., Williams Partners GP LLC, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Deutsche Bank Securities Inc., Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule 1 thereto.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

99.1	Press release dated March 4, 2013.

99.2	Press release dated March 5, 2013.